UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 26, 2008

ASIA PREMIUM TELEVISION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(86-10) 6582-7900

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

________________________________________________________________________

Item 4.01

Changes in Registrant’s Certifying Accountant

On February 11, 2008, Asia Premium Television Group, Inc. (the “Company”) dismissed HJ& Associates, LLC (“HJ”) as the Company’s independent accountant. Effective as of February 11, 2008, the Company has engaged Bernstein & Pinchuk LLP (“Bernstein”) as the Company’s new independent accountant to audit the Company’s financial statements for the fiscal year ending September 30, 2008. The Company's decision to change its independent accountant was recommended to and approved by our Board of Directors on February 11, 2008. The Company does not have an audit committee.

HJ audited the Company's financial statements for the Company's two most recent fiscal years ended March 31, 2006 and 2007, and the transition period from April 1, 2007 to September 30, 2007. HJ's reports for the two fiscal years and the transition period did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years and transition period and through the interim period from the date of the last audited financial statements through February 11, 2008, the date of the dismissal, there were no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HJ, would have caused them to make reference to the disagreements in their reports. Nor were there any “reportable events” as such term is described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

We believe that it is in our best interest to retain Bernstein as our new independent accountant. Bernstein has developed considerable expertise by working with companies in the Chinese information technology industry and has significant experience in auditing financial statements of China-based high technology companies. As the Company focuses on developing its new core business, mobile-phone-based marketing and advertising services in China, we believe Bernstein's experience with Chinese high technology companies will greatly benefit the Company, and facilitate our continued compliance with U.S. generally accepted accounting principles ("GAAP") with respect to the financial statements of our new core business.

The Company has authorized HJ to discuss any matter relating to the Company and its operations with Bernstein.

During the Company's two most recent fiscal years, the transition period ended September 30, 2007, and the interim period from the date of the last audited financial statements through February 11, 2008, neither the Company nor anyone acting on our behalf consulted Bernstein regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K. In addition, Bernstein did not provide the Company with the type of audit opinion that might be rendered on the Company's financial statements, that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

The Company has requested HJ to review the disclosure contained in this Form 8-K and furnish the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether or not it agrees with the statements contained herein and, if not, stating the respects in which it does not agree. A copy of the above-described letter from HJ is filed hereto as an exhibit to this Form 8-K.

The Company has also requested Bernstein to review the disclosures contained in this Form 8-K and furnish the Company with a letter addressed to the Commission stating any reason why Bernstein does not agree with any statements made by the Company in this report. Bernstein has advised the Company that nothing has come to its attention which would cause it to believe that any such letter was necessary.

Item 9.01

Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from HJ& Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: February 26, 2008	By:	/s/ Jing Xing

	Name:	Jing Xing
	Title:	Chief Executive Officer and Co-Chairman of the Board

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from HJ& Associates, LLC

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